Exhibit 99.1

PRESS RELEASE

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

BANK OF AMERICA MERRILL LYNCH 2014 CONSUMER & RETAIL CONFERENCE

Calabasas Hills, CA – February 26, 2014 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced today that it will present at the Bank of America Merrill Lynch 2014 Consumer & Retail Conference in New York City on March 11, 2014 at 9:40 a.m. Eastern Time.

David Overton, Chairman and Chief Executive Officer, and Doug Benn, Executive Vice President and Chief Financial Officer, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the conference webcast link at the top of the page.  An archive of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 181 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 169 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, four The Cheesecake Factory® restaurants operate under a licensing agreement.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  In 2014, the Company was named to Fortune magazine’s “100 Best Companies to Work For” list. To learn more about the Company, visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100